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                                                                Exhibit 3.2 (ag)

                                    AGREEMENT
                             (PINERY JOINT VENTURE)

     THIS AGREEMENT (this "Agreement") is made and entered into by and among ELLY COLORADO, INC., a Colorado corporation ("Elly CO"), NORMAN COLORADO, INC., a Colorado corporation ("Norman CO") LARRY COLORADO, INC., a Colorado corporation ("Larry CO"), BRUCE COLORADO, INC., a Colorado corporation ("Bruce CO"), HARRY COLORADO, INC., a Colorado corporation ("Harry CO"), SEYMOUR COLORADO, INC., a Colorado corporation ("Seymour CO"), HAYDN COLORADO, INC., a Colorado corporation ("Haydn CO"), and ASHTON WOODS USA L.L.C., a Nevada limited liability company ("Ashton USA").

                                    RECITALS:

     A. Elly CO, Norman CO, Larry CO, Bruce CO, Harry CO, Seymour CO, and Haydn CO (the "Colorado Companies") entered into the Joint Venture Agreement of Pinery Joint Venture (the "Original Agreement") dated as of September 29, 1993, creating Pinery Joint Venture, a Colorado joint venture (the "Venture").

     B. As permitted by the Original Agreement, the Colorado Companies transferred all of their right, title, and interest in and to the Venture to Ashton USA, and the Original Agreement was amended by a First Amendment to Joint Venture Agreement of Pinery Joint Venture (the "First Amendment") dated May 31, 1999, executed by the parties hereto. The Original Agreement, as amended by the First Amendment, is herein referred to as the "Joint Venture Agreement."

     C. The parties hereto desire to provide for the operation of the Venture from and after the date hereof.

     NOW, THEREFORE, for and in consideration of the premises and the respective agreements set forth herein, the parties hereto agree as follows:

     1. Notwithstanding that Ashton Woods USA is the sole venturer of the Venture, the real and personal property of the Venture currently held in the name of the Venture shall continue to be held in the name of the Venture. In addition, any real or personal property acquired by the Venture after the date of this Agreement may be held in the name of the Venture or in the name of Ashton USA.

     2. Ashton USA, acting as the sole venturer of the Venture, hereby designates the Colorado Companies as, and the Colorado Companies agree that they will act as, the duly authorized agents and authorized representatives of the Venture for any and all legal purposes, including, but not limited to, acquiring, owning, developing, improving, leasing, and selling real and/or personal property in the State of Colorado. As such agents and authorized representatives, the Colorado Companies are authorized to enter into any and all covenants, agreements, instruments, deeds, notes, deeds of trust, mortgages, affidavits, certificates, closing statements, and other documents on behalf of the Venture.
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     3. This Agreement shall terminate, at the election of Ashton USA, upon written notice to the Colorado Companies.

     EXECUTED as of May 31, 1999.

                                        ELLY COLORADO, INC.,
                                        a Colorado corporation


                                        By: /s/ Harry Rosenbaum
                                            ------------------------------------
                                            Harry Rosenbaum, Vice President


                                        NORMAH COLORADO, INC.,
                                        a Colorado corporation


                                        By: /s/ Harry Rosenbaum
                                            ------------------------------------
                                            Harry Rosenbaum, Vice President


                                        LARRY COLORADO, INC.,
                                        a Colorado corporation


                                        By: /s/ Harry Rosenbaum
                                            ------------------------------------
                                            Harry Rosenbaum, Vice President


                                        BRUCE COLORADO, INC.,
                                        a Colorado corporation.


                                        By: /s/ Harry Rosenbaum
                                            ------------------------------------
                                            Harry Rosenbaum, Vice President


                                        HARRY COLORADO, INC.,
                                        a Colorado corporation


                                        By: /s/ Harry Rosenbaum
                                            ------------------------------------
                                            Harry Rosenbaum, President


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                                        SEYMOUR COLORADO, INC.,
                                        a Colorado corporation


                                        By: /s/ Harry Rosenbaum
                                            ------------------------------------
                                            Harry Rosenbaum, Vice President


                                        HAYDN COLORADO, INC.,
                                        a Colorado corporation


                                        By: /s/ Harry Rosenbaum
                                            ------------------------------------
                                            Harry Rosenbaum, Vice President


                                        ASHTON WOODS USA L.L.C.,
                                        a Nevada limited 1iability company


                                        By: /s/ Bruce Freeman
                                            ------------------------------------
                                            Bruce Freeman, Managing Member


                                        By: /s/ Seymour Joffe
                                            ------------------------------------
                                            Seymour Joffe, Managing Member


                                        By: /s/ Harry Rosenbaum
                                            ------------------------------------
                                            Harry Rosenbaum, Managing Member


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